                                                                    EXHIBIT 11.0

                             POSITRON CORPORATION
                  STATEMENT RE: COMPUTATION OF PER SHARE LOSS
                   For the three months ended June 30, 1997
                       (in thousands, except share data)

                                                                                                 1996            1997
                                                                                             ----------       ----------
Net loss                                                                                     $   (1,562)      $     (421)
                                                                                             ----------       ----------

Weighted average common shares used in computing net loss per share                           3,637,320        4,831,653
                                                                                             ==========       ==========

Net loss per share                                                                           $    (0.43)      $    (0.09)
                                                                                             ==========       ==========